EXHIBIT 10.3

Security Agreement

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made as of May 25, 2016  (the “Funding Date”) by and among MEDITE Cancer Diagnostics, Inc. a Delaware corporation (the "Company" or “Debtor” or “Pledgor”) and the Purchasers Listed On Exhibit A (individually the "Secured Party" and collectively, the “Secured Parties” or the “Purchasers”) to that certain Securities Purchase Agreement dated as of May 25, 2016 between the Company and the Secured Parties (the "Purchase Agreement").

RECITALS

A.           The Secured Parties and Debtor have entered into the Purchase Agreement.

B.           The Debtor is entering into this Agreement in order to further induce the Secured Parties to enter into the Purchase Agreement.

C.           On the Funding Date, the Secured Parties have purchased Notes (the "Notes") in an amount of up to $50,000 from the Company (the “Loan”).

D.           As collateral to secure payment and performance of the Obligations set forth in the Purchase Agreement and the Note, the Company has entered into this Agreement and have granted to the Secured Party a Lien and security interest in and to all of the Collateral (as defined below).

E.           Unless otherwise expressly defined in this Agreement, all capitalized terms when used herein, shall have the same meanings defined in the Purchase Agreement.

F.           The Recitals shall be deemed to be an integral part of this Agreement as though more fully set forth at length in the body of this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  To secure the full and timely performance of all of Debtor’s Obligations and liabilities to the Secured Parties pursuant to Purchase Agreement, the Note and the Transaction Documents, Pledgor hereby unconditionally and irrevocably pledge, grant and hypothecate to the Secured Parties a continuing Lien and security interest (the “Security Interest”) in and to, and hereby collaterally assigns to the Secured Party, the assets listed below, and all products and proceeds thereof (the “Collateral”):

•   The Company’s U.S. account receivables and inventory

2.           Priority of Security Interest. The Secured Party, Debtor and Pledgor each acknowledge and agree that:

(a)           the Security Interest granted by Pledgor in the Collateral owned by Pledgor pursuant to this Agreement represents a priority lien and Security Interest in such Collateral; and, except with regard to the security interest held by investors in the prior bridge financing round, which closed on December 31, 2016, whose interest shall be senior to the Secured Parties pursuant to this Agreement, shall be senior to all other claims; and

(b)           upon the occurrence and continuation of an Event of Default under the Purchase Agreement, the Notes or any of the Transaction Documents or hereunder, the Secured Party may exercise any of its rights and remedies with respect to the Collateral owned by Pledgor or the Security Interest granted by Pledgor hereunder, all as provided in this Agreement.

3.           Representations and Covenants.

(a)           Other Liens.  The Pledgor owns all rights, title and interest in the Collateral (or has appropriate rights to use in the case of property subject to leases, licenses or similar arrangements in which the Pledgor is the licensee or lessee) and, except for Liens in favor of the Secured Party or other Permitted Liens as defined in the Purchase Agreement, Pledgor will not permit its Collateral to be subject to any adverse lien, security interest or encumbrance (other than Permitted Liens), and Pledgor will defend its Collateral against the claims and demands of all persons at any time claiming the same or any interest therein.  Except as disclosed to the Secured Party, no financing statements covering any Collateral or any proceeds thereof are on file in any public office.

(b)           This Agreement creates in favor of the Secured Party a valid security interest in the Collateral, subject only to Permitted Liens (as defined in the Purchase Agreement) securing the payment and performance of the Obligations.  Upon making the filings described in the immediately following paragraph, all security interests created hereunder in any Collateral, which may be perfected by filing Uniform Commercial Code (“UCC”) financing statements and other filings, if any, as may be required under the laws of the United States (together with the UCC, the “Required Filings”) in order to perfect a Security Interest, shall have been duly perfected.  Without limiting the generality of the foregoing, except for the Required Filings and subject to the requirements of the laws of Delaware, no consent of any third parties and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for: (i) the execution, delivery and performance of this Agreement; (ii) the creation or perfection of the Security Interests in the United States created hereunder in the Collateral; or (iii) the enforcement of the rights of the Secured Party hereunder.

(c)           Filing Authorization. Pledgor hereby authorizes the Secured Party, or through the Collateral Agent (as hereinafter defined), if appointed, as the agent and attorney-in-fact for Pledgor to file one or more financing statements under the UCC and all other Required Filings, as well as any filings required to be made in any other jurisdiction, with respect to the Security Interests, with the proper filing and recording agencies in any jurisdiction deemed proper by it.

(d)           Further Documentation.  At any time and from time to time, at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further action as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted.  The undersigned Pledgor hereby authorizes Secured Party to file with the appropriate filing office, now or hereafter from time to time, financing statements, continuation statements and amendments thereto, naming the undersigned as Pledgor and covering all of the respective Collateral of the Pledgor, including but not limited to any specific listing, identification or type of all or any portion of the assets of the undersigned.  The Secured Party shall provide Pledgor with a copy of any such filing. The undersigned acknowledges and agrees, by evidence of its signature below, that this authorization is sufficient to satisfy the requirements of Revised Article 9 of the Uniform Commercial Code and the laws of all other jurisdictions in which Required Filings are to be made.

(e)           Indemnification.  Debtor agrees to defend, indemnify and hold harmless Secured Party against any and all liabilities, costs and expenses (including, without limitation, all reasonable legal fees and expenses): (i) with respect to, or resulting from, any delay in paying any and all excise, sales or other taxes which may be payable or are determined to be payable with respect to any of the Collateral; (ii) with respect to, or resulting from, any breach of any law, rule, regulation or order of any governmental authority applicable to any of the Collateral; or (iii) in connection with a breach of any of the transactions contemplated by this Agreement; provided, however, that this indemnification shall not extend to any damages caused by the gross negligence or willful misconduct of the Secured Party.

(f)           Change of Jurisdiction of Organization; Relocation of Business or Collateral.  Pledgor shall not change its jurisdiction of organization, relocate its chief executive office, principal place of business or its records or allow the relocation of any Collateral (unless such relocation is in the ordinary course of business) without thirty (30) days prior written notice to the Secured Party.

(g)           Limitations on Modifications of Accounts, Etc.  Upon the occurrence and during the continuation of any Event of Default (as defined in the Purchase Agreement or Notes), Pledgor shall not, without the Secured Party’s prior written consent, grant any extension of the time of payment of any of the accounts, chattel paper, instruments or amounts due under any contract or document, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof, or allow any credit or discount whatsoever thereon other than trade discounts and rebates or payment extensions granted in the ordinary course of Pledgor’s business.

(h)           Insurance.  Pledgor shall maintain insurance policies insuring the Collateral against loss or damage from such risks and in such amounts and forms and with such companies as are customarily maintained by businesses of similar type and size to the Pledgor.

(i)           Authority.  The Pledgor has all requisite corporate or other powers and authority to execute this Agreement and to perform all of its obligations hereunder, and this Agreement has been duly executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable in accordance with its terms.  The execution, delivery and performance by Pledgor of this Agreement has been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign; (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to Pledgor or the articles of incorporation or by-laws of the Pledgor; or (iii) result in a breach of or constitute a default under any material indenture, Loan or credit agreement or any other agreement, lease or instrument to which the Pledgor is a party or by which it or its properties may be bound or affected.

(j)           Defense of Intellectual Property.  Debtor shall (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its material copyrights, patents, trademarks and trade secrets; (ii) use commercially reasonable efforts to detect infringements of its copyrights, patents, trademarks and trade secrets and promptly advise Secured Party in writing of material infringements detected; and (iii) not allow any copyrights, patents, trademarks or trade secrets material to Pledgor’s businesses to be abandoned, forfeited or dedicated to the public domain without the written consent of Secured Party.

(k)           Maintenance of Records.  Pledgor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral and may not relocate such books of account and records or tangible Collateral unless it delivers to the Secured Party at least thirty (30) days prior to such relocation (i) written notice of such relocation and the new location thereof; and (ii) evidence that appropriate financing statements under the UCC and other Required Filings have been filed and recorded and other steps have been taken to create in favor of the Secured Party, a valid, perfected and continuing perfected first priority lien in the Collateral.

(l)           Inspection Rights.  Secured Party will have full access during normal business hours, and upon reasonable prior notice, to all of the books, correspondence and other records of Pledgor relating to the respective Collateral, and Secured Party or their representatives may examine such records and make photocopies or otherwise take extracts from such records, subject to Pledgor’s reasonable confidentiality requirements.  Pledgor agrees to render to Secured Party, at the expense of Pledgor, such clerical and other assistance as may be reasonably requested with regard to the exercise of its rights pursuant to this paragraph.

(m)           Compliance with Laws, Etc.  Pledgor shall comply in all material respects with all laws, rules, regulations and orders of any governmental authority applicable to any part of the Collateral or to the operation of Pledgor’s businesses; provided, however, that Pledgor may contest any such law, rule, regulation or order in any reasonable manner which does not, in the reasonable opinion of Pledgor, adversely affect Secured Party’s rights or the priority of its liens on the Collateral.

(n)           Payment of Obligations.  Pledgor shall pay before delinquency all obligations associated with the Collateral, including license fees, taxes, assessments and governmental charges or levies imposed upon the Collateral or with respect to any of its income or profits derived from the Collateral; as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if (i) the validity or amount of such charge is being contested in good faith by appropriate proceedings; (ii) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest in the Collateral; and (iii) such charge is adequately reserved against on the books of the Pledgor in accordance with generally accepted accounting principles.  The obligation of the Company to repay the Loan evidenced by the Note, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim or defense of any nature whatsoever to payment of the Loan.

(o)           Limitations on Liens on Collateral.  Except for Permitted Liens, the Pledgor shall not create, incur or permit to exist, any liens on the respective Collateral outside the scope of this Agreement other than purchase money liens, liens incurred in the ordinary course of business, liens for taxes not yet delinquent or which are being contested in good faith , any lien on any real or personal property at the time it is acquired, any lien renewing any of the foregoing, and shall defend the Collateral against, and shall take such other action as is necessary to remove, any lien or claim on or to the Collateral, and shall defend the rights, title and interest of Secured Party in and to any of the Collateral against the claims and demands of all other persons.  Any prior security interest and lien granted by Pledgor to Secured Party in connection with the Collateral shall remain in full force and effect, and Secured Party shall continue to have a first-priority, perfected security interest in and lien upon the collateral described therein.

(p)           Limitations on Dispositions of Collateral.  The Pledgor shall not sell, transfer, lease or otherwise dispose of a material portion of the respective Collateral, or offer or contract to do so without the written consent of Secured Party; provided, however, that Pledgor will be allowed to (i) sell its inventories in the ordinary course of business, sell and grant non-exclusive licenses to its products, intellectual property and related documentation in the ordinary course of business; and (iii) dispose of obsolete or worn out inventory.

(q)           Good Standing. Commencing on a date which shall be not more than thirty (30) days from the date of this Agreement, Pledgor shall be and at all times preserve and keep in full force and effect its valid existence and good standing and any rights and franchises material to its business.

(r)           Inventory. Except in the ordinary course of business, Pledgor may not consign any of its inventory or sell any of its inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale without the consent of the Secured Party which shall not be unreasonably withheld or delayed.

(s)           Offices. The Company’s executive office is as set forth in the Purchase Agreement; the Pledgor may not relocate its chief executive office to a new location without providing thirty (30) days prior written notification thereof to the Secured Party and so long as, at the time of such written notification, the Pledgor provides any financing statements or fixture filings necessary to perfect and continue the perfection of the Security Interests granted and evidenced by this Agreement.

(t)           Certificates. At any time and from time to time that any Collateral consists of instruments, certificated securities or other items that require or permit possession by the secured party to perfect the security interest created hereby, the Pledgor shall deliver such Collateral to the Secured Parties or Collateral Agent, as applicable.

(u)           Tangible Chattel. Pledgor shall cause all tangible chattel paper constituting Collateral to be delivered to the Secured Party, or, if such delivery is not possible, then to cause such tangible chattel paper to contain a legend noting that it is subject to the security interest created by this Agreement.  To the extent that any Collateral consists of electronic chattel paper, the Pledgor shall cause the underlying chattel paper to be “marked” within the meaning of Section 9-105 of the UCC (or successor section thereto).

(v)           Letter-of-Credit. To the extent that any Collateral consists of letter-of-credit rights other than Permitted Liens, the Pledgor shall cause the issuer of each underlying letter of credit to consent to an assignment of the proceeds thereof to the Secured Party.

(w)           Third Party. To the extent that any Collateral is in the possession of any third party, the Pledgor shall join with the Secured Party in notifying such third party of the Secured Party’ security interest in such Collateral and shall use its best efforts to obtain an acknowledgement and agreement from such third party with respect to the Collateral, in form and substance reasonably satisfactory to the Secured Party.

(x)           Tort Claims. If Pledgor shall at any time hold or acquire a commercial tort claim, Pledgor shall promptly notify the Secured Party in a writing signed by the Pledgor of the particulars thereof and grant to the Secured Party in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance satisfactory to the Collateral Agent.

(y)           Further Identification of Collateral.  Pledgor has full rights, title and interest in and to all Collateral.  Pledgor shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

(x)           Keepwell Agreement. Debtor acknowledges and confirms its obligations pursuant to this Agreement.  While the Notes, the Loan and any of the Obligations are outstanding, Debtor shall use its best efforts to take all actions as shall be necessary to enable it to perform its obligations pursuant to this Agreement and shall not enter into any agreement the terms of which would restrict or impair its ability to perform its obligations under this Agreement.

Collateral Agent

a)           Appointment of Collateral Agent.  The holders of a majority of the then outstanding Notes (the “Majority Holders”) may collectively appoint a Collateral Agent to act for them as collateral agent, to hold any pledged collateral and any other collateral perfected by perfection or control for the benefit of the Purchasers and (ii) authorizes the Collateral Agent (and its officers, directors, employees and agents) to take such action on such Purchaser's behalf in accordance with the terms hereof. Simultaneous with the Majority Holders’ appointment of a Collateral Agent, such Collateral Agent shall agree to be a party to this Agreement by executing and delivering the Collateral Agent counter signature page attached to this Agreement (the “Collateral Agent Document”), following which the Collateral Agent shall be bound by each of the applicable terms and conditions of this Agreement and be a party to this Agreement, effective as of the date of such execution.  The Majority Holders shall promptly deliver a copy of the Collateral Agent Document to the Debtor.

b)           Liability.  The Collateral Agent shall not have, by reason hereof or pursuant to any Transaction Documents, a fiduciary relationship in respect of any Purchaser. Neither the Collateral Agent nor any of its officers, directors, employees and agents shall have any liability to any Purchaser for any action taken or omitted to be taken in connection hereof or the Transaction Documents except to the extent caused by its own willful misconduct, and each Purchaser agrees to defend, protect, indemnify and hold harmless the Collateral Agent and all of its officers, directors, employees and agents (collectively, the "Collateral Agent Indemnitees") from and against any losses, damages, liabilities, obligations, penalties, actions, judgments, suits, fees, costs and expenses (including, without limitation, reasonable attorneys' fees, costs and expenses) incurred by such Collateral Agent Indemnitee, whether direct, indirect or consequential, arising from or in connection with the performance by such Collateral Agent Indemnitee of the duties and obligations of the Collateral Agent pursuant hereto or any of the Transaction Documents except to the extent caused by its own willful misconduct, including without limitation, in connection with the collection of such indemnification from the Purchasers, up to such Purchaser's Pro Rata Indemnification Amount (as defined below). In the event a Purchaser does not indemnify the Collateral Agent within five (5) Business Days of a ruling a court of competent jurisdiction to so indemnify the Collateral Agent, the Collateral Agent shall be entitled to get indemnification from the other Purchasers for such unpaid indemnification amount up to such other Purchasers' respective pro rata portion of such unpaid indemnification calculated by multiplying (i) the aggregate dollar amount of such unpaid indemnification to the Collateral Agent, by (ii) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes held by such Purchaser and the denominator of which is the sum of the aggregate principal amount of the Notes then outstanding excluding the aggregate principal amount of the Note held by any unpaying Purchaser. Each Purchaser may seek indemnification from other Purchasers to the extent it indemnified the Collateral Agent pursuant to this Section 4(b) in excess of such Purchaser's pro rata portion of the Notes that are then outstanding calculated by multiplying (i) the aggregate dollar amount of such indemnification to the Collateral Agent, by (ii) the fraction, the numerator of which is the sum of the aggregate principal amount of the Notes held by such Purchaser and the denominator of which is the sum of the aggregate principal amount of the Notes then outstanding (such fraction with respect to each holder is referred to as its "Indemnification Allocation Percentage," and such amount with respect to each holder is referred to as its "Pro Rata Indemnification Amount"); provided, however, that in the event that any holder's Pro Rata Indemnification Amount exceeds the outstanding principal amount of such holder's Note, then such excess Pro Rata Indemnification Amount shall be allocated amongst the remaining holders of Notes in accordance with the foregoing formula. In the event that the initial holder of any Notes shall sell or otherwise transfer any of such holder's Notes, the transferee shall be allocated a pro rata portion of such holder's Indemnification Allocation Percentage and Pro Rata Indemnification Amount.

c)           Reliance.  The Collateral Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

d)           Resignation.  The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the Transaction Documents at any time by giving at least ten (10) Business Days prior written notice to the Company and each holder of the Notes. Such resignation shall take effect upon the acceptance by a successor Collateral Agent of appointment as provided below. Upon any such notice of resignation, the Majority Holders shall appoint a successor Collateral Agent.  Upon the acceptance of the appointment as Collateral Agent, such successor Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement, the Notes and the Transaction Documents. After any Collateral Agent's resignation hereunder, the provisions of this Section 4 shall inure to its benefit. If a successor Collateral Agent shall not have been so appointed within said ten (10) Business Day period, the retiring Collateral Agent, shall then appoint a successor Collateral Agent who shall serve until such time, if any, as the Majority Holders appoints a successor Collateral Agent as provided above.

e)           The Company hereby covenants and agrees to take all actions as promptly as practicable reasonably requested by either the Majority Holders or the Collateral Agent (or its successor), from time to time pursuant to the terms of this Section 4, to secure a successor Collateral Agent satisfactory to such requesting part(y)(ies), in their sole discretion, including, without limitation, by paying all fees of such successor Collateral Agent, by having the Company agree to indemnify any successor Collateral Agent and by executing a collateral agency agreement or similar agreement and/or any amendment to the Transaction Documents reasonably requested or required by the successor Collateral Agent.

f)           Appointment as Attorney-in-Fact. Pledgor and Secured Party hereby appoint the Collateral Agent to act on behalf of Secured Party, with full power of substitution, as its attorney-in-fact with full irrevocable power and authority in the place of Pledgor and in the name of Pledgor or in its own name, so long as an Event of Default has occurred and is continuing, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any instrument which may be necessary or desirable

g)            to accomplish the purposes of this Agreement.  Without limiting the foregoing, so long as an Event of Default has occurred and is continuing, Secured Party, through the Collateral Agent, in its discretion, will have the right, without notice to, or the consent of Pledgor, to do any of the following on behalf of Pledgor:

(i)           to pay or discharge any obligations in connection with the Collateral, including license fees and taxes or liens levied or placed on or threatened against the Collateral;

(ii)           to direct any party liable for any payment under any of the Collateral to make payment of any and all amounts due or to become due thereunder directly to Secured Party or as Secured Party directs;

(iii)           to ask for or demand, collect and receive payment of and receipt for any payments due or to become due at any time in respect of or arising out of any Collateral;

(iv)           to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to enforce any right in respect of any Collateral;

(v)           to defend any suit, action or proceeding brought against any Pledgor with respect to any Collateral;

(vi)           to settle, compromise or adjust any suit, action or proceeding described in subsection (v) above and, to give such discharges or releases in connection therewith as Secured Party may deem appropriate;

(vii)           to assign any license or patent right included in the Collateral or (along with the goodwill of the business to which any such license or patent right pertains), throughout the world for such term or terms, on such conditions and in such manner as Secured Party in their sole discretion determine;

(viii)           to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral and to take, at Secured Party’s option and Pledgor’s expense, any actions which Secured Party deem necessary to protect, preserve or realize upon the Collateral and Secured Party’s liens on the Collateral and to carry out the intent of this Agreement, in each case to the same extent as if Secured Party were the absolute owners of the Collateral for all purposes;

(ix)           to exercise the voting and other consensual rights which it would otherwise be entitled to exercise and all rights of Pledgor to receive the dividends and interests which it would otherwise be authorized to receive and retain, shall cease.  Upon such notice, Collateral Agent shall have the right to receive, for the benefit of the Secured Party, any interest, cash dividends or other payments on the Collateral and, at the option of the Collateral Agent, to exercise in such Collateral Agent’s discretion all voting rights pertaining thereto.  Without limiting the generality of the foregoing, Collateral Agent shall have the right (but not the obligation) to exercise all rights with respect to the Collateral as it were the sole and absolute owner thereof, including, without limitation, to vote and/or to exchange, at its sole discretion, any or all of the Collateral in connection with a merger, reorganization, consolidation, recapitalization or other readjustment concerning or involving the Collateral of Pledgor or any of its direct or indirect subsidiaries;

(x)           to operate the Business of Debtor using the Collateral, and shall have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the Collateral, at public or private sale or otherwise, either with or without special conditions or stipulations, for cash or on credit or for future delivery, in such parcel or parcels and at such time or times and at such place or places, and upon such terms and conditions as the Collateral Agent may deem commercially reasonable, all without (except as shall be required by applicable statute and cannot be waived) advertisement or demand upon or notice to any Debtor or right of redemption of a Pledgor, which are hereby expressly waived.  Upon each such sale, lease, assignment or other transfer of Collateral, the Secured Party, may, unless prohibited by applicable law which cannot be waived, purchase all or any part of the Collateral being sold, free from and discharged of all trusts, claims, right of redemption and equities of any Pledgor, which are hereby waived and released;

(xi)           to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral; and

(xii)           to notify Pledgor and any obligors under instruments or accounts to make payments directly to the Collateral Agent, on behalf of the Secured Party, and to enforce Pledgor’s rights against such account Pledgor and obligors.

Pledgor hereby ratifies whatever actions Secured Party or the Collateral Agent, as applicable lawfully does or causes to be done in accordance with this Section 4.  This power of attorney will be a power coupled with an interest and will be irrevocable.

h)           No Duty on Secured Party’s Part.  The powers conferred on Secured Party and the Collateral Agent by this Section 4 are solely to protect Secured Party’s interest in the Collateral and do not impose any duty upon it to exercise any such powers.  Secured Party will be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither Secured Party nor any of their officers, directors, employees or agents will, in the absence of willful misconduct or gross negligence, be responsible to Pledgor for any act or failure to act pursuant to this Section 4.

i)           Application of Proceeds. The proceeds of any sale, lease or other disposition of the Collateral hereunder or from payments made on account of any insurance policy insuring any portion of the Collateral shall be applied: (i) first, to the expenses of retaking, holding, storing, processing and preparing for sale, selling, and the like (including, without limitation, any taxes, fees and other costs incurred in connection therewith) of the Collateral, to the reasonable fees of the Collateral Agent and reasonable attorneys’ fees and expenses incurred by the Collateral Agent in enforcing the Secured Party’ rights hereunder and in connection with collecting, storing and disposing of the Collateral; and, (ii) second, to satisfaction of the Obligations pro rata among the Secured Parties (based on then-outstanding principal amounts of the Notes at the time of any such determination), and to the payment of any other amounts required by applicable law, after which the Secured Party shall pay to the respective Pledgor any surplus proceeds.

j)           Liability for Deficiency. Upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party are legally entitled, Debtor will be liable for the deficiency, together with interest thereon, at the Default Rate set forth in the Notes or the lesser amount permitted by applicable law (the “Default Rate”), and the reasonable fees of any attorneys employed by the Secured Party to collect such deficiency.  To the extent permitted by applicable law, Pledgor and Debtor waive all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due solely to the gross negligence or willful misconduct of the Secured Party as determined by a final judgment (not subject to further appeal) of a court of competent jurisdiction.

4.           Duty To Hold In Trust. Upon the occurrence of any Event of Default and at any time thereafter, the Pledgor shall, upon receipt of any revenue, income, dividend, interest or other sums subject to the Security Interests, whether payable pursuant to the Notes or otherwise, or of any check, draft, note, trade acceptance or other instrument evidencing an obligation to pay any such sum, hold the same in trust for the Secured Parties and shall forthwith endorse and transfer any such sums or instruments, or both, in accordance with the provisions of Section 4(h) above and if any amounts are remaining  to the Secured Parties, pro rata in proportion to their respective then-currently outstanding principal amount of Note for application to the satisfaction of the Obligations.

5.           Expenses Incurred by Secured Party.  If Pledgor fails to perform or comply with any of its agreements or covenants contained in this Agreement, and Secured Party performs or complies, or otherwise causes performance or compliance, with such agreement or covenant in accordance with the terms of this Agreement, then the reasonable expenses of Secured Party incurred in connection with such performance or compliance will be payable by the Pledgor to the Secured Parties on demand and will constitute Obligations secured by this Agreement.

6.           Remedies.  If an Event of Default has occurred and is continuing, Secured Party may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement relating to the Obligations, all rights and remedies of a Secured Party under the Nevada Uniform Commercial Code, as amended from time to time (the “Nevada Code”) and the California Commercial Code, as amended form time to time (the “California Code,” together with the Nevada Code, the “Code”).  Without limiting the foregoing, in such circumstances, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon Pledgor or any other person (all of which demands, defenses, advertisements and notices are hereby waived), Secured Party may collect, receive, appropriate and realize upon any or all of the Collateral and/or may sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver any or all of the Collateral (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of Secured Party or elsewhere upon such terms and conditions as Secured Party may deem advisable, for cash or on credit or for future delivery without assumption of any credit risk.  Secured Party will have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase all or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released.  Subject to the provisions of Section 4(h), Secured Party will apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable expenses incurred therein or in connection with the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of Secured Party under this Agreement (including, without limitation, reasonable attorneys’ fees and expenses) to the payment in whole or in part of the Obligations, in such order as Secured Party may elect, and only after such application and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to the respective Pledgor.  To the extent permitted by applicable law, Pledgor waives all claims, damage and demands it may acquire against Secured Party arising out of the exercise by Secured Party of any of its rights hereunder.  If any notice of a proposed sale or other disposition of Collateral is required by law, such notice will be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.  Pledgor will remain liable for any deficiency of Pledgor if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by Secured Party to collect such deficiency.

7.           Limitation on Duties Regarding Preservation of Collateral.  The sole duty of Secured Party with respect to the custody, safekeeping and preservation of the Collateral, under the appropriate Code section or otherwise, will be to deal with it in the same manner as Secured Party deals with similar property for its own account.  Neither Secured Party nor any of its employees, affiliates or agents will be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or will be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

8.           Powers Coupled with an Interest.  All authorizations and agencies contained in this Agreement with respect the Collateral are irrevocable and powers coupled with an interest.

9.           No Waiver; Cumulative Remedies.  Secured Party will not by any act (except by a written instrument pursuant to Section 11(a) hereof) of delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Event of Default under the Note or in any breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising, on the part of Secured Party, any right, power or privilege hereunder will operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by Secured Party of any right or remedy under this Agreement on any one occasion will not be construed as a bar to any right or remedy that Secured Party would otherwise have on any subsequent occasion.  The rights and remedies provided in this Agreement are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

10.           Miscellaneous.

(a)           Amendments and Waivers.  Any term of this Agreement may only be amended by prior written consent of Debtor and the Majority Holders, as defined in the Purchase Agreement.  Any amendment or waiver effected in accordance with this Section 11(a) will be binding upon all of the parties hereto and their respective successors and assigns.

(b)           Transfer; Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of Pledgor and Secured Party, and their respective successors or assigns.  Pledgor may not assign any of its/his rights or delegate any of its/his duties under this Agreement.

(c)           Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without regard to the laws that might be applicable under conflicts of laws principles.

(d)           Counterparts.  This Agreement may be executed in any number of counterparts (including by facsimile), each of which will be an original, but all of which together will constitute one instrument.

(e)           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)           Notices.  All notices, requests and demands to or upon the Secured Party or Debtor hereunder shall be effected in the manner provided for in the Purchase Agreement.

(g)           Term. This Agreement shall terminate on the date on which all payments under the Notes have been indefeasibly satisfied in full and all other Obligations have been satisfied in full or discharged (through cash payment or conversion); provided, however, that all indemnities of the Notes contained in this Agreement shall survive and remain operative and in full force and effect regardless of the termination of this Agreement. Upon such termination, any party may terminate the financing statement(s) filed pursuant hereto.

(h)           Severability.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such provision(s) shall be ineffective only to the extent of such invalidity, illegality or unenforceability without invalidating the remainder of such provision or the remaining provisions of this Agreement and such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, which shall remain in full force and effect.

(i)           Entire Agreement.  This Agreement and the other documents evidencing, securing, or relating to the Notes constitute the entire understanding and agreement between the parties with regard to the subjects hereof and thereof and supersede all prior agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

Signature pages follow

IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be duly executed and delivered as of the date first above written.

SECURED PARTY:

By:___________________________

Its: ___________________________

The Secured Parties have executed a Purchase Agreement with the Company which provides, among other things, that by executing the Purchase Agreement, each Purchaser is deemed to have executed this Agreement in all respects and is bound to purchase the Notes set forth in the Purchase Agreement.

Debtor Signature Page Follows

DEBTOR & PLEDGOR:
MEDITE CANCER DIAGNOSTIC, INC. (A Delaware Corporation)

By:  __________________________
Name:           Michaela Ott
Title:           Chief Executive Officer

Collateral Agent (if applicable) Signature Page Follows

  COLLATERAL AGENT:

By: ______________________
Name:
Title:
Date: